UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 6, 2005 (September 30, 2005)

Seasons Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-50713	58-2633700
(Commission File Number)	(IRS Employer Identification No.)

336 Blue Ridge Street, Blairsville, GA	30512
(Address of Principal Executive Offices)	(Zip Code)

(706) 745-5588
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 30, 2005, Seasons Bancshares, Inc. and its wholly-owned subsidiary, Seasons Bank, (together, the “Company”) entered into an employment agreement (the “Agreement”) with William L. Sutton regarding his employment as the Company’s chief executive officer. Effective October 3, 2005, Mr. Sutton became the principal executive officer of the Company. A copy of the Agreement has been attached to this Current Report on Form 8-K as Exhibit 10.10, and the following summary of the material terms and conditions of the Agreement is qualified entirely by reference to Exhibit 10.10. The initial term of the Agreement will begin on October 3, 2005, and will continue until October 3, 2008.

Mr. Sutton’s initial base salary under the Agreement is $157,600 per year and Mr. Sutton is eligible to receive a cash bonus equal to 15% of his base salary when the Company becomes cumulatively profitable. Mr. Sutton will also be eligible to participate in any performance bonus plans designed to reward the executive officers for attaining corporate goals as established by the Company’s board of directors. The Agreement also provides that Mr. Sutton will receive incentive stock options to purchase 25,000 shares of the Company’s common stock on the first day of his employment. Additionally, the Agreement requires the Company to provide Mr. Sutton with health insurance, vacation time, reimbursement for reasonable business expenses, club memberships and other customary benefits.

If Mr. Sutton’s employment is terminated by the Company for cause as defined in the Agreement, or if Mr. Sutton terminates his employment without cause upon thirty days notice, he will be entitled to receive his base salary and any compensation earned through the date of termination. During the first two years of the term of the Agreement, if Mr. Sutton terminates the Agreement for good reason as defined in the Agreement, or if the Company terminates the Agreement without cause, Mr. Sutton will be eligible to receive six months base salary and any bonus or incentive earned through the date of termination. During the last year of the term of the Agreement, if Mr. Sutton terminates the Agreement for good reason, or if the Company terminates the Agreement without cause, Mr. Sutton will be eligible to receive three months base salary and any bonus or incentive earned through the date of termination.

If the Agreement is terminated without cause or for good reason within six months following a change of control, as defined in the Agreement, Mr. Sutton will receive, as liquidated damages, in lieu of all other claims, a severance payment equal to two times his base salary. If Mr. Sutton terminates the Agreement within six months following a change of control by providing thirty days written notice, Mr. Sutton will receive, as liquidated damages, in lieu of all other claims, a severance payment equal to the lesser of two times his base salary, or his base salary through the remainder of the term of the Agreement.

Business Experience During the Past Five Years

From December 2001 until October 2004, Mr. Sutton served as the chief executive officer of American Bank & Trust and American Banking Company in Lake Wales, Florida.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.10 - Employment Agreement, dated September 19, 2005 (effective September 30, 2005), between the Company and William L. Sutton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEASONS BANCSHARES, INC.

Dated:October 6, 2005
	By:	/s/ Nita Elliott
	Name:	Nita Elliott
	Title:	Chief Financial Officer